EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS FIRST QUARTER FISCAL YEAR 2011 RESULTS AND

DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — August 9, 2010 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E), a leading worldwide supplier of innovative X-ray detection solutions, today reported its financial results for the first quarter of fiscal year 2011 ended June 30, 2010. The Company reported revenues of $53,643,000 as compared with revenues of $54,692,000 for the first quarter of fiscal year 2010, net income of $6,801,000 as compared with net income of $7,336,000 for the first quarter of fiscal year 2010, and earnings per share of $0.74 as compared with earnings per share of $0.81 for the first quarter of fiscal year 2010. These results represent a 2% decrease in revenues, 7% decrease in net income, and a $0.07 decrease in earnings per share when compared to results for the first quarter of the prior fiscal year.

The Company reported a 33% increase in bookings to $76,706,000 for the first quarter of fiscal year 2011 as compared with $57,705,000 in bookings for the first quarter of the prior fiscal year.  Backlog at June 30, 2010 increased 38% to $218,792,000 as compared with $158,363,000 at June 30, 2009.

“Our efforts to aggressively invest in worldwide channel expansion in key market verticals are clearly producing positive results, with strong first quarter bookings increasing backlog to well over $200 million,” commented Anthony Fabiano, AS&E’s President and CEO.  “Record bookings from Z Backscatter™ systems included new and repeat orders from military and customs organizations for the ZBV™ Military Trailer and the Z Backscatter Van.  NATO C3 Agency ordered an additional Z Portal® system, demonstrating their satisfaction with this unique and highly effective product. These strategic customers are reporting significantly improved field performance for their counterterrorism and customs applications using Z Backscatter technology, as evidenced by their increasing number of contraband seizures.” Fabiano continued, “With broader market recognition of AS&E’s proprietary technology and customer service advantages, enhanced sales penetration initiatives, and growing product offerings, we are well positioned to take advantage of new global security opportunities.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.30 per share, payable on September 2, 2010 to the holders of record at the close of business on August 23, 2010.

As previously announced, Anthony Fabiano, AS&E’s President and CEO, and Ken Galaznik, AS&E’s Senior Vice President, CFO and Treasurer, will host the conference call on Monday, August 9, 2010 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-804-6929 at least 10 minutes prior to its starting time. For international participants, dial 1-857-350-1675. Please tell the Operator the confirmation code: 20399327.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, August 9, 2010 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 93516226. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), UK Border Agency (UKBA), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Public Relations Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended
	June 30, 2010	June 30, 2009
Total net sales and contract revenues	$53,643	$54,692

Total cost of sales and contracts	29,831	29,072
Gross profit	23,812	25,620

Expenses:
Selling, general and administrative	9,813	8,702
Research and development	5,010	5,806
Total operating expenses	14,823	14,508

Operating income	8,989	11,112
Interest and other, net	1,394	262
Income before provision for income taxes	10,383	11,374
Provision for income taxes	3,582	4,038

Net income	$6,801	$7,336

Income per share - Basic	$0.75	$0.83
Income per share - Diluted	$0.74	$0.81

Weighted average shares - Basic	9,021	8,814
Weighted average shares - Diluted	9,219	9,010

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2010	March 31, 2010
Assets
Current assets:
Cash and investments	$160,982	$179,113
Accounts receivable, net	39,717	37,735
Inventories	47,217	45,387
Other current assets	12,142	13,465
Total current assets	260,058	275,700

Non-current assets:
Building, equipment and leasehold improvements, net	18,257	18,216
Other assets	5,917	5,937
Total assets	$284,232	$299,853
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$9,075	$10,970
Customer deposits	11,204	13,714
Deferred revenue	9,365	14,975
Other current liabilities	14,199	24,046
Total current liabilities	43,843	63,705

Non-current liabilities:
Lease financing liability	6,747	7,075
Other non-current liabilities	6,093	7,305
Total liabilities	56,683	78,085

Total stockholders’ equity	227,549	221,768
Total liabilities and stockholders’ equity	$284,232	$299,853

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Three Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net income	$6,801	$7,336
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,189	1,120
Provisions for contracts, inventory and accounts receivable reserves	165	191
Amortization of bond premium	595	67
Deferred income taxes	1,010	237
Mark to market of foreign currency put option contract	(1,142)	—
Stock compensation expense	1,024	1,220

Changes in assets and liabilities:
Accounts receivable	(2,029)	4,277
Unbilled costs and fees	844	926
Inventories	(1,948)	2,064
Prepaid expenses and other assets	631	(1,733)
Accounts payable	(1,895)	(330)
Accrued income taxes	(3,915)	2,896
Customer deposits	(2,510)	4,638
Deferred revenue	(6,822)	(12,197)
Accrued expenses and other liabilities	(5,717)	(5,787)
Net cash provided by (used for) operating activities	(13,719)	4,925

Cash flows from investing activities:
Purchases of short-term investments	(10,571)	(52,267)
Proceeds from sales and maturities of short-term investments	78,569	17,565
Purchases of property and equipment	(1,230)	(981)
Net cash provided by (used for) investing activities	66,768	(35,683)

Cash flows from financing activities:
Proceeds from exercise of stock options	220	543
Repurchase of shares of common stock	—	(2,922)
Repayment of leasehold financing	(323)	(286)
Payment of common stock dividend	(2,707)	(1,767)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	255	57
Net cash used for financing activities	(2,555)	(4,375)

Net increase (decrease) in cash and cash equivalents	50,494	(35,133)
Cash and cash equivalents at beginning of period	34,912	105,419
Cash and cash equivalents at end of period	$85,406	$70,286